                                                              Exhibit 99.1

For Immediate Release
---------------------
February 23, 2006

     NORDSTROM REPORTS FOURTH QUARTER EARNINGS PER SHARE OF 69 CENTS

    SEATTLE - February 23, 2006 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $190.4 million, or $0.69 per diluted share, for the fourth quarter ended January 28, 2006. For the same period last year, net earnings and earnings per diluted share were $140.0 million and $0.50, respectively.

    Total sales for the fourth quarter of 2005 increased 9.3 percent, to $2.3 billion, compared to sales of $2.1 billion in the same period last year. Fourth quarter same-store sales increased 5.8 percent.

FOURTH QUARTER HIGHLIGHTS
    Net earnings increased 36 percent in the fourth quarter compared to the same quarter last year, reflecting strong sales momentum and ongoing operating improvements. The company remains committed to providing a differentiated shopping experience and delivering superior long-term financial performance.

- Same-store sales increased 5.8 percent for the quarter, higher than the company's one to three percent same-store sales guidance. Continued improvement in regular price sales throughout the quarter and a successful Men's Half-Yearly clearance event drove the sales increase.

- Gross profit, as a percent of sales, increased 81 basis points. This improvement was a result of sales leverage on buying and occupancy costs.

- The same-store sales increase combined with expense control resulted in a 70 basis point reduction in selling, general and administrative expenses on a percent to sales basis.

FULL YEAR RESULTS
   For the fiscal year ended January 28, 2006, net earnings increased 40 percent to $551.3 million compared to net earnings of $393.5 million for the same period last year. Earnings per share for the same periods were $1.98 and $1.38, respectively.

   Total sales for the year increased 8.3 percent to $7.7 billion compared to prior year sales of $7.1 billion. Same-store sales increased 6.0 percent.

EXPANSION UPDATE
   During the fourth quarter Nordstrom opened one full-line store in Dallas, Texas at The North Park Center. Gross square footage for the year has increased approximately 3.5 percent, from 19,397,000 to 20,070,000. On March 10,
2006, the company plans to open one store at The Gardens Mall in Palm Beach, Fla.

SHARE REPURCHASE
   Nordstrom repurchased approximately 1.1 million shares of its common stock during the fourth quarter for $40.8 million. This reduction in weighted average shares outstanding had no effect on diluted earnings per share for the quarter.

2006 OUTLOOK
   For the fiscal year ending February 3, 2007, the company anticipates diluted earnings per share in the range of $2.15 to $2.23, which includes an estimated expense of $0.06 per diluted share from the adoption of SFAS No. 123(R) regarding expensing of stock options. For the first quarter, the company expects low single digit same-store sales growth and earnings per share in the range of $0.39 to $0.44.

CONFERENCE CALL INFORMATION:
    Company management will be hosting a conference call and webcast to discuss fourth quarter results at 4:15p.m. (ET) today. Access to the conference call is open to the press and general public in a listen only mode. To participate, please dial 212-547-0138 ten minutes prior to the call (passcode: NORD). A telephone replay will be available for 48 hours beginning approximately one hour after the conclusion of the call by dialing 888-562-4353. Interested parties may also access the call over the Internet by visiting the Investor Relations section of the company's corporate website at http://about.nordstrom.com/aboutus/investor/webcasts.asp. An archived version of the webcast will be available at this location for 30 days.

    Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 155 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 98 full-line stores, 49 Nordstrom Racks, five Faconnable boutiques, one free-standing shoe store, and two clearance stores. Nordstrom also operates 32 international Faconnable boutiques in Europe. Additionally, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

       Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of
1995) that involves risks and uncertainties, including anticipated results, store openings and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to, the impact of economic and competitive market forces, including the impact of terrorist activity or the impact of a war on the company, its customers and the retail industry, the company's ability to predict fashion trends, consumer apparel buying patterns, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, employee relations, the company's ability to continue its expansion plans, changes in government or regulatory requirements, the company's ability to control costs, weather conditions and hazards of nature. Our SEC reports may contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



Investor Contact:                            Media Contact:
RJ Jones, 206-303-3007                       Brooke White, 206-373-3030

                                         NORDSTROM, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS - 4th Quarter
                              (unaudited; amounts in thousands,
                            except per share data and percentages)

                                       Quarter    % of sales(1)  Quarter     % of sales
                                         ended    (except as       ended     (except as
                                       1/28/06     indicated)    1/29/05      indicated)
                                        ------     ---------      ------      ---------
Net sales                           $2,295,818       100.0%    $2,100,343       100.0%
Cost of sales and related buying
  & occupancy costs                 (1,435,891)      (62.5%)   (1,330,656)      (63.4%)
                                     ---------                  ---------
Gross profit                           859,927        37.5%       769,687        36.6%
Selling, general and administrative
   expenses                           (602,280)      (26.2%)     (565,497)      (26.9%)
                                      --------                   --------
Operating income                       257,647        11.2%       204,190         9.7%
Interest expense, net                  (11,509)       (0.5%)      (13,168)       (0.6%)
Other income including
   finance charges, net                 61,302         2.7%        45,453         2.2%
                                      --------                   --------
Earnings before income taxes           307,440        13.4%       236,475        11.3%
Income tax expense                    (117,010)      (38.1%)(2)   (96,495)      (40.8%)(2)
                                      --------                   --------
Net earnings                          $190,430         8.3%      $139,980         6.7%
                                      ========                   ========
Earnings per share
     Basic                              $ 0.71                     $ 0.51
     Diluted                            $ 0.69                     $ 0.50

ADDITIONAL DATA
---------------
Weighted average shares outstanding

     Basic                             269,783                    274,889
     Diluted                           275,662                    280,641




(1)Subtotals and totals may not foot due to rounding.

(2)Percent of earnings before income taxes.

                                                NORDSTROM, INC.
                            CONSOLIDATED STATEMENTS OF EARNINGS - Full Year
                                 (unaudited;  amounts in thousands,
                               except per share data and percentages)

                                          Year    % of sales(1)         Year     % of sales
                                         ended    (except as           ended     (except as
                                       1/28/06     indicated)        1/29/05      indicated)
                                        ------     ---------          ------      ---------
Net sales                           $7,722,860       100.0%       $7,131,388       100.0%
Cost of sales and related buying
  & occupancy costs                 (4,888,023)      (63.3%)      (4,559,388)      (63.9%)
                                     ---------                     ---------
Gross profit                         2,834,837        36.7%        2,572,000        36.1%
Selling, general and administrative
   expenses                         (2,100,666)      (27.2%)      (2,020,233)      (28.3%)
                                      --------                      --------
Operating income                       734,171         9.5%          551,767         7.7%
Interest expense, net                  (45,300)       (0.6%)         (77,428)       (1.1%)
Other income including
   finance charges, net                196,354         2.5%          172,942         2.4%
                                      --------                      --------
Earnings before income taxes           885,225        11.5%          647,281         9.1%
Income tax expense                    (333,886)      (37.7%)(2)     (253,831)      (39.2%)(2)
                                      --------                      --------
Net earnings                          $551,339         7.1%         $393,450         5.5%
                                      ========                      ========
Earnings per share
     Basic                              $ 2.03                        $ 1.41
     Diluted                            $ 1.98                        $ 1.38

ADDITIONAL DATA
---------------
Weighted average shares outstanding

     Basic                             271,958                       278,993
     Diluted                           277,776                       284,533



(1)Subtotals and totals may not foot due to rounding.

(2)Percent of earnings before income taxes.

                                                   NORDSTROM, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                        (unaudited;  amounts in thousands)


                                                     1/28/06                1/29/05
                                                     -------                -------
Assets
Current assets
   Cash and cash equivalents                     $   462,656            $   360,623
   Short-term investments                             54,000                 41,825
   Accounts receivable, net                          638,887                645,663
   Investment in asset backed securities             561,136	            422,416
   Merchandise inventories                           955,978	            917,182
   Current deferred tax assets                       145,470                131,547
   Prepaid expenses and other                         55,358                 53,188
                                                      ------                 ------
Total current assets                               2,873,485	          2,572,444
Land, buildings and equipment, net                 1,773,871	          1,780,366
Goodwill                                              51,714                 51,714
Tradename                                             84,000                 84,000
Other assets                                         137,607                116,866
                                                     -------                -------
Total assets                                      $4,920,677	         $4,605,390
                                                  ----------             ----------


Liabilities and Shareholders'Equity
Current liabilities
   Accounts payable                              $   540,019	        $   482,394
   Accrued salaries, wages and related benefits      285,982                287,904
   Other current liabilities                         408,404                354,201
   Income taxes payable                               81,617	            115,556
   Current portion of long-term debt                 306,618	            101,097
                                                     -------                -------
Total current liabilities                          1,622,640              1,341,152
Long-term debt, net                                  627,776                929,010
Deferred property incentives, net                    364,382	            367,087
Other liabilities                                    213,198	            179,147
Shareholders' equity:
   Common stock, no par value: 1,000,000
     shares authorized; 269,549 and
     271,331 shares issued and outstanding           685,934                552,655
   Unearned stock compensation                          (327)                  (299)
   Retained earnings                               1,404,366	          1,227,303
   Accumulated other comprehensive earnings            2,708                  9,335
                                                       -----                  -----
Total shareholder's equity                         2,092,681	          1,788,994
                                                   ---------              ---------
Total liabilities and shareholders' equity        $4,920,677             $4,605,390
                                                  ----------             ----------


                                                   NORDSTROM, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (unaudited;  amounts in thousands)

                                                         Year Ended           Year Ended
                                                            1/28/06              1/29/05
                                                            -------           ----------
Operating Activities
Net earnings                                               $551,339             $393,450
Adjustments to reconcile net earnings to net cash provided
by operating activities:
   Depreciation and amortization of buildings and
      equipment                                             276,328              264,769
   Amortization of deferred property incentives
      and other, net	                                    (33,350)             (31,378)
   Stock-based compensation expense                          13,285                8,051
   Deferred income taxes, net                               (11,238)              (8,040)
   Tax benefit of stock option exercises and employee
      stock purchases                                        41,092               25,442
   Provision for bad debt                                    20,918               24,639
   Change in operating assets and liabilities:
      Accounts receivable                                   (15,140)              (2,950)
      Investment in asset backed securities                (135,790)            (149,970)
      Merchandise inventories                               (20,804)             (11,771)
      Prepaid expenses                                       (1,035)              (3,163)
      Other assets                                           (3,473)              (8,143)
      Accounts payable                                       31,721               23,930
      Accrued salaries, wages and related benefits          (11,284)              15,055
      Other current liabilities                              38,755               58,471
      Income taxes payable                                  (33,877)             (18,999)
      Property incentives                                    49,480               19,837
      Other liabilities                                      19,305                7,116
                                                             ------                -----
Net cash provided by operating activities                   776,232              606,346
                                                            -------              -------

Investing Activities
Capital expenditures                                       (271,659)            (246,851)
Proceeds from sale of assets                                    107                5,473
Purchases of short-term investments                        (542,925)          (3,232,250)
Sales of short-term investments                             530,750            3,366,425
Other, net                                                   (8,366)              (2,830)
                                                             ------                -----
Net cash used in investing activities                      (292,093)            (110,033)
                                                            -------              -------

Financing Activities
Principal payments on long-term debt                       (101,047)            (205,252)
Increase (decrease) in cash book overdrafts                   4,946               (2,680)
Proceeds from exercise of stock options                      73,023               87,061
Proceeds from employee stock purchase plan                   15,600               12,892
Cash dividends paid                                         (87,196)             (67,240)
Repurchase of common stock                                 (287,080)            (300,000)
Other, net                                                     (352)                (752)
                                                                ---                  ---
Net cash used in financing activities                      (382,106)            (475,971)
                                                            -------              -------
Net increase in cash and cash equivalents                   102,033               20,342
Cash and cash equivalents at beginning of year              360,623              340,281
                                                            -------              -------
Cash and cash equivalents at end of year                   $462,656             $360,623
                                                           --------             --------
